UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
REVA Medical, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 6, 2011

Dear Stockholders:

We cordially invite you to attend the REVA Medical, Inc. 2011 Annual General Meeting of Stockholders, also referred to as the “AGM” or the “Annual Meeting.” The meeting will be held on Monday, 23 May 2011, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. on Sunday, May 22, 2011 U.S. Pacific Daylight Time), in the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, management will provide an update on REVA’s operations; a copy of the management presentation will be posted on our website shortly prior to the meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to submit your proxy card or CHESS Depositary Interest, or “CDI” voting instruction form as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and Internet voting are available. For specific instructions on voting, please refer to the instructions on the proxy card or CDI voting instruction form.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at our first Annual Meeting as a publicly listed company.

Very truly yours,

/s/  Robert B. Stockman
Robert B. Stockman
Chairman of the Board
Chief Executive Officer

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held 23 May 2011 (Australian Eastern Standard Time)
May 22, 2011 (U.S. Pacific Daylight Time)

The 2011 Annual General Meeting (the “AGM” or “Annual Meeting”) of Stockholders of REVA Medical, Inc. will be held on 23 May 2011, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. on May 22, 2011 U.S. Pacific Daylight Time) at the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia, for the following purposes:

1. To elect the two Class I directors named in the attached Proxy Statement to hold office for a term of three years;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3. To provide an advisory vote regarding the compensation of the named executive officers for the fiscal year ended December 31, 2010, as set forth in the Proxy Statement;

4. To vote, on an advisory basis, on the frequency of a stockholder vote on executive compensation; and,

5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors recommends a vote “FOR” Proposals 1 through 3. With respect to Proposal 4, our Board of Directors recommends a vote for a frequency of “EVERY YEAR” for future non-binding stockholder votes on the compensation of our named executive officers.

You are entitled to vote only if you were a REVA Medical, Inc. stockholder on the Record Date of 4:30 p.m. on 10 April 2011 Australia Eastern Standard Time (which is 11:30 p.m. on April 9, 2011 U.S. Pacific Daylight Time). This means that owners of common stock as of that date are entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting. Record holders of CHESS Depositary Interests (or “CDIs”) as of the close of business on the Record Date, are entitled to receive notice of and to attend the meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN, to vote the shares underlying their CDIs by following the instructions on the enclosed CDI Voting Instruction Form or by voting online at www.investorvote.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of the CDI holders at the meeting in accordance with the instructions received via the CDI Voting Instruction Form or online. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 5751 Copley Drive, Suite B, San Diego, California 92111, U.S.A.

The Proxy Statement that accompanies and forms part of this notice of meeting provides information in relation to each of the matters to be considered. This notice of meeting and the Proxy Statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant, solicitor, or other professional adviser prior to voting.

By order of the Board of Directors:

/s/  Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer and Secretary

IMPORTANT:  To assure that your shares are represented at the meeting, please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet or by marking, signing, dating, and returning the enclosed proxy card or CDI Voting Instruction Form to the address specified. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.investorvote.com.au and may not vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:30 a.m. AUSTRALIAN EASTERN STANDARD TIME ON 23 MAY 2011 (which is 5:30 p.m. on May 22, 2011 U.S. Pacific Daylight Time): A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card, CDI Voting Instruction Form, and Annual Report on Form 10-K, may be viewed and printed at www.envisionreports.com/RVA. Stockholders (but not CDI holders) may also vote from this website address.

REVA MEDICAL, INC.
5751 Copley Drive, Suite B
San Diego, California 92111, U.S.A.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
23 MAY 2011 (AUSTRALIAN EASTERN STANDARD TIME)
MAY 22, 2011 (U.S. PACIFIC DAYLIGHT TIME)

GENERAL INFORMATION

Why am I receiving these materials?

We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board”) of REVA Medical, Inc. (the “Company” or “REVA”) of proxies to be voted at the REVA Medical, Inc. 2011 Annual General Meeting of Stockholders (the “AGM” or “Annual Meeting”) to be held on 23 May 2011, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. on May 22, 2011 U.S. Pacific Daylight Time), at the AGL Theatre in the Museum of Sydney, and at any postponements or adjournments of the Annual Meeting. The Annual Meeting is REVA’s first annual meeting of stockholders as a publicly traded company. In December 2010, we completed our initial public offering and listed on the Australian Securities Exchange. If you held shares of our common stock at 4:30 p.m. on 10 April 2011 Australian Eastern Standard Time (which is 11:30 p.m. on April 9, 2011 U.S. Pacific Daylight Time) (the “Record Date”), you are invited to attend the Annual Meeting and vote on the proposals described below under the heading “What am I voting on?” Those persons holding CHESS Depositary Interests (“CDIs”) are entitled to receive notice of and to attend the Annual Meeting and may instruct CHESS Depositary Nominees Pty Ltd. (“CDN”) to vote at the Annual Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules adopted by the United States Securities and Exchange Commission (the “SEC”), we may elect to provide proxy materials, including this Proxy Statement and our Annual Report to Stockholders (the “Annual Report”), to our stockholders via the Internet instead of mailing printed copies. The majority of stockholders will not receive printed copies of the proxy materials unless they request them. Instead, we elected to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our stockholders instructing them how to access and review all of the proxy materials on the Internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. We believe that this will allow us to expeditiously provide proxy materials to stockholders, while lowering the costs of distribution and reducing the environmental impact of our Annual Meeting.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

•	Election of the two Class I directors named in this Proxy Statement to hold office for a term of three years.

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

•	Advisory vote on the compensation awarded to the named executive officers for the fiscal year ended December 31, 2010, as set forth in this Proxy Statement.

•	Advisory vote on the frequency of a stockholder vote on executive compensation.

How does the Board recommend that I vote?

Our Board (with Brain H. Dovey and Anne Keating abstaining as to the election of Class I directors) recommends that you vote your shares:

•	“FOR” the election of each of the Class I directors named in this Proxy Statement to hold office for a term of three years.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

•	“FOR” the advisory vote on the compensation awarded to the named executive officers for the fiscal year ended December 31, 2010, as set forth in this Proxy Statement.

•	A vote for a frequency of “EVERY YEAR” for future non-binding stockholder votes on the compensation of our named executive officers.

Who is entitled to vote at the Annual Meeting?

If you were a holder of REVA common stock, either as a stockholder of record or as the beneficial owner of shares held in street name as of 4:30 p.m. on 10 April 2011 Australian Eastern Standard Time (which is 11:30 p.m. on April 9, 2011 U.S. Pacific Daylight Time), the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 32,768,803 shares of our common stock outstanding (equivalent to 327,688,030 CDIs assuming all shares of common stock were converted into CDIs on the Record Date). Each stockholder has one vote for each share of common stock held as of the Record Date. Each CDI holder is entitled to direct CDN to vote one vote for every 10 CDIs held by such holder. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

What does it mean to be a “stockholder of record?”

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you have the right to grant your voting proxy directly to REVA or to vote in person at the Annual Meeting. If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote by Internet or telephone, as described in the Notice and below under the heading “How do I vote my shares of REVA common stock?” Holders of CDIs are entitled to receive notice of and to attend the Annual Meeting and may direct CDN to vote at the Annual Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.

What does it mean to beneficially own shares in “street name?”

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization. If this is the case, the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”).

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy by Internet or telephone, as described in the Notice and below under the heading “How do I vote my shares of REVA common stock?”

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock of REVA entitled to vote generally in the election of directors must be present in person or represented by proxy. Abstentions and shares represented by “broker non-votes” are counted for the purpose of determining the presence of a quorum. As of the Record Date, there were 32,768,803 shares of our common stock outstanding, and each share is entitled to one vote at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

Proposal 1 — Election of Directors

In the election of directors, directors are elected by a plurality of the votes, which means that the director nominees receiving the highest number of “FOR” votes will be elected. Neither a vote to abstain nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee, and they will have no direct effect on the outcome of the election of directors.

Proposal 2 — Ratification of Appointment of Ernst & Young LLP

The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal.

Proposal 3 — Advisory Vote on Executive Compensation

The proposal to approve, on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ending December 31, 2010 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes will not count as a vote cast “FOR” or “AGAINST” this proposal, and will have no direct effect on the outcome of this proposal.

Proposal 4 — Advisory Vote on the Frequency of a Stockholder Vote on Executive Compensation

The proposal on whether advisory votes on executive compensation should be conducted annually, biennially or triennially will be determined by a plurality of votes, which means that the choice of frequency that receives the highest number of “FOR” votes will be considered the advisory vote of the Company’s stockholders. Abstentions and broker non-votes will not count as a vote cast “FOR” or “AGAINST” any frequency choice, and will have no direct effect on the outcome of this proposal.

How do I vote my shares of REVA common stock?

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions included in the Notice or by following the instructions on the proxy card if you received a paper copy of the proxy materials at any time up until 4:30 p.m. on 19 May 2011 Australian Eastern Standard Time (which is 11:30 p.m. on May 18, 2011 U.S. Pacific Daylight Time).

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 4:30 p.m. on 19 May 2011 Australian Eastern Standard Time (which is 11:30 p.m. on May 18, 2011 U.S. Pacific Daylight Time).

•	By Mail: if you have received or requested a printed copy of the proxy materials from us by mail, you may vote by mail by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

If your shares are held through a benefit or compensation plan or in street name, your plan trustee or your bank, broker, or other nominee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone or mail by submitting a voting instruction form.

If you satisfy the admission requirements to the Annual Meeting, as described below under the heading “How do I attend the Annual Meeting?” you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. Shares held through a benefit or compensation plan cannot be voted in person at the Annual Meeting.

How do I vote if I hold CDIs?

Each CDI holder is entitled to direct CDN to vote one vote for every ten (10) CDIs held by such holder. Those persons holding CDIs are entitled to receive notice of and to attend the Annual Meeting and any adjournment or postponement thereof, and may direct CDN to vote their underlying shares of common stock at the Annual Meeting by voting online at www.investorvote.com.au, or by returning the CDI Voting Instruction Form to Computershare, the agent we designated for the collection and processing of voting instructions from our CDI holders, no later than 4:30 p.m. on 19 May 2011 Australian Eastern Standard Time (which is 11:30 p.m. on May 18, 2011 U.S. Pacific Daylight Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions.

Alternatively, CDI holders have the following options in order to vote at the Annual Meeting:

•	informing REVA that they wish to nominate themselves or another person to be appointed as CDN’s proxy for the purposes of attending and voting at the meeting, or

•	converting their CDIs into a holding of shares of REVA Medical common stock and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on ASX, it would be necessary to convert shares of common stock back into CDIs). This must be done prior to the record date for the meeting.

As holders of CDIs will not appear on REVA’s share register as the legal holders of the shares of common stock, they will not be entitled to vote at our stockholder meetings unless one of the above steps is undertaken.

How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to REVA stockholders or holders of CDIs, one member of their respective immediate families, or their named representatives. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. Stockholders of record, holders of CDIs of record, immediate family member guests, and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Annual Meeting.

To register to attend the Annual Meeting, please contact REVA Investor Relations as follows:

•	by e-mail at IR@revamedical.com;

•	by phone at (858) 966-3010 in the U.S or at +61 2 9231 3322 in Australia;

•	by fax to (858) 966-3089; or,

•	by mail to Investor Relations at 5751 Copley Drive, Suite B, San Diego, California 92111, U.S.A.

Please include the following information in your request:

•	your name and complete mailing address;

•	whether you require special assistance at the meeting;

•	if you will be naming a representative to attend the meeting on your behalf, the name, complete mailing address, and telephone number of that individual;

•	proof that you own REVA stock or hold CDIs as of the Record Date (such as a letter from your bank, broker, or other financial institution; a photocopy of a current brokerage, Computershare, or other account statement; or, a photocopy of a holding statement); and,

•	the name of your immediate family member guest, if one will accompany you.

Please be advised that no cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or set of proxy materials?

It generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

May I change my vote or revoke my proxy?

Yes.

If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with our Corporate Secretary at or before the taking of the vote at the Annual Meeting;

•	voting again via the Internet or telephone at a later time before the closing of those voting facilities at 4:30 p.m. on 19 May 2011 Australian Eastern Standard Time (which is 11:30 p.m. on May 18, 2011 U.S. Pacific Daylight Time);

•	submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or,

•	attending the Annual Meeting, revoking your proxy, and voting in person.

The written statement or subsequent proxy should be delivered to REVA Medical, Inc., 5751 Copley Drive, Suite B, San Diego, California 92111, U.S.A., Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the Annual Meeting. If you are a beneficial owner and hold shares through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

If you are a holder of CDIs and you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those directions by delivering to Computershare, no later than 4:30 p.m. on 19 May 2011 Australian Eastern Standard Time (which is 11:30 p.m. on May 18, 2011 U.S. Pacific Daylight Time), a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.

Could other matters be decided at the Annual Meeting?

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Annual Meeting and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Who will pay for the cost of soliciting proxies?

We will pay the cost of soliciting proxies, including the cost of preparing and mailing the Notice and the proxy materials. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission.

If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation. We anticipate that banks, brokerage houses, and other custodians, nominees, and fiduciaries will forward soliciting material to the beneficial owners of shares of common stock entitled to vote at the Annual Meeting and that we will reimburse those persons for their out-of-pocket expenses incurred in this connection.

BOARD OF DIRECTORS INFORMATION

Overview

Our Company was founded in California in June 1998 under the name MD3, Inc. In March 2002, we changed our name to REVA Medical, Inc. In October 2010, we reincorporated from the State of California to the State of Delaware and, as a result, the rights of our stockholders are now governed by the Delaware General Corporation Law. In December 2010, we completed our initial public offering of common stock in Australia. Our stock is traded in the form of CHESS Depositary Interests (or “CDIs”) and our CDIs commenced trading publicly on the Australian Securities Exchange on 23 December 2010 (Australian Eastern Daylight Time).

Nominees for Election as Directors

Our Board currently consists of six members and is divided into three classes, each comprised of two directors. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. On January 11, 2011, the Board unanimously nominated Brian H. Dovey and Anne Keating, the two current Class I directors whose terms expire at the Annual Meeting, for re-election as directors.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the two director nominees receiving the highest number of “FOR” votes will be elected as Class I directors. Both of the nominees have indicated their willingness to serve if elected, but if either should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as REVA may designate, unless a contrary instruction is indicated in the proxy.

The following sets forth information, as of 10 April 2011, regarding members of our Board, including the director nominees for election at the Annual Meeting, related to his or her business experience and service on other boards of directors. In addition, we discuss below the qualifications, attributes and skills that led our Board to the conclusion that each of our directors should serve as a director. While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge, and abilities that will allow our Board to fulfill its responsibilities. As set forth in our corporate governance guidelines, these criteria generally include, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning, and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity, and the ability to represent the best interests of the Company’s stockholders. In addition, the nominating and corporate governance committee will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the nominating and corporate governance committee.

We believe that our current Board includes individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. In addition, each of our directors has a strong professional reputation and has shown a dedication to his or her profession and community. We also believe that our directors’ diversity of backgrounds and experiences results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Nominees for Election as Class I Directors (Term Expires 2014)

BRIAN H. DOVEY Director (age 69)	Mr. Dovey has served as our director since June 2001. Mr. Dovey has been a Partner of Domain Associates, LLC, a private venture capital management firm focused on life sciences, since 1988. Since joining

Domain, he has served on the board of directors of over 35 private and public companies and has been Chairman of five. Prior to joining Domain, Mr. Dovey spent six years at Rorer Group, Inc., a pharmaceutical and medical device company listed on the New York Stock Exchange (now part of Sanofi-Aventis), including as president from 1986 to 1988. Previously, Mr. Dovey was president of Survival Technology, Inc., a start-up medical products company. He also held management positions with Howmedica, Inc., Howmet Corporation, and New York Telephone Company. Mr. Dovey has served as both president and chairman of the National Venture Capital Association. He is Chair of the Wistar Institute, a non-profit preclinical biomedical research company. Mr. Dovey serves on the board of directors and is also Chairman at the Center for Venture Education (Kauffman Fellows Program). He was also a former board member of the industry association representing the medical device industry, as well as the association representing consumer pharmaceuticals. Mr. Dovey currently sits on the board of directors of Orexigen Therapeutics, Inc., a biopharmaceutical company focused on the development of pharmaceutical product candidates for the treatment of obesity. Mr. Dovey has also served as a member of the board of directors for the following publicly traded companies over the past five years: Align Technology, Inc., Cardiac Science, Inc., and Neose Technologies, Inc. Mr. Dovey received his B.A. from Colgate University and his M.B.A. from the Harvard Business School.

Qualifications: We believe Mr. Dovey is qualified to sit on our Board due to his strong financial expertise, his previous service as a director on over 35 private and public companies, his executive experience at a medical device company, and his extensive experience at a health care venture capital firm.

ANNE KEATING Director (age 57)	Ms. Keating has served as a director of the Company since October 2010. Ms. Keating is currently a director of a number of ASX-listed companies in a range of different industries, including Ardent Leisure Management Limited, a general management service provider, Goodman Group Limited (formerly Macquarie Goodman), a property development and management company, and Clearview Wealth Limited, a life insurance and financial services provider. She is also a member of the Advisory Council of RBS Australia. Ms. Keating is also a Director for the Garvan Institute of Medical Research and an Inaugural Governor for the Cerebral Palsy Foundation. From 1993 to 2001, Ms. Keating held the position of General Manager, Australia for United Airlines, and from 1994 to 1998, she was a Governor for the American Chamber of Commerce. She was also a Delegate to the Australian/American Leadership Dialogue for 14 years. Ms. Keating was an inaugural board member of the Victor Chang Cardiac Research Institute for ten years and also served on the board of NRMA/Insurance/IAG for nine years. She has also held former directorships with Spencer Street Station Redevelopment Holdings Limited, Easy FM China Pty Ltd, Radio 2CH Pty Ltd, and Workcover Authority of New South Wales.

Qualifications: We believe Ms. Keating is qualified to sit on our Board due to her extensive business and governance experience, including her positions on a number of boards of ASX-listed companies. Ms. Keating also brings Australian medical research experience from her years of service with the Garvan Institute of Medical Research and the Victor Chang Cardiac Research Institute.

Class II Directors Continuing in Office (Term Expires 2012)

GORDON E. NYE Director (age 56)	Mr. Nye has served as our director since 1999. He is a Managing Director of Group Outcome LLC, a U.S.-based merchant banking firm which deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. He is currently the Chief Executive Officer of Zeltiq Aesthetics, Inc., a medical device company, a position he has held since September 2009. From August 2003 to July 2009, Mr. Nye served as general partner of Prism Venture Partners, a venture capital firm, where he was a member of the life sciences investment team. Prior to that time, he served as our Chief Executive Officer from 2001 to 2003 and President and Chief Executive Officer of two former Johnson & Johnson divisions (“A” Company Orthodontics, Inc. and Critikon Company, LLC) after they were acquired in management buyouts. He has also held a variety of marketing, sales, and general management roles for L.A. Gear, Inc., Olin Ski Company, Inc., Reebok, Ltd., and The Gillette Company. Mr. Nye has also served on the board of directors of Insulet, Inc., a medical device company, from 2004 to 2008. Mr. Nye received his MBA from the Amos Tuck School of Business at Dartmouth College where he also received his undergraduate degree.

Qualifications: We believe Mr. Nye’s qualifications to sit on our Board include his knowledge of the medical device business, his in-depth operating experience as a senior executive of Zeltiq Aesthetics, Inc. and two former Johnson & Johnson divisions, and his service on other company boards.

ROBERT THOMAS Director (age 65)	Mr. Thomas has served as our director since July 2010. He has also been a director and non-executive Chairman of the Board of HeartWare Limited, and subsequently HeartWare International, Inc., a U.S. medical device company listed on ASX and NASDAQ, since November 2004. He is currently a director of a number of Australian public companies, including Virgin Blue Holdings Limited and Tower Australia Limited. Between October 2004 and September 2008, Mr. Thomas was a consultant to Citigroup Corporate and Investment Bank and was Chairman of Global Corporate and Investment Bank, Australia and New Zealand of Citigroup Global Markets Australia Pty Limited between March 2003 and September 2004. Prior to that time, Mr. Thomas was Chief Executive Officer of Citigroup’s (formerly known as Salomon Smith Barney) Corporate and Investment Bank, Australia and New Zealand from October 1999 until February 2003. Mr. Thomas is a director of O’Connell Street Associates and Grahger Capital Securities as well as being President of the State Library Council of New South Wales in Australia. Mr. Thomas holds a Bachelor of Economics from Monash University, Australia. He is currently Chairman of the

Stockbrokers Association of Australia and is a Master Stockbroker. Mr. Thomas is also a Fellow of the Financial Services Institute of Australia and the Australian Institute of Company Directors.

Qualifications: We believe Mr. Thomas is qualified to sit on our Board due to his extensive investment banking experience, including his leadership of finance and strategic transactions, and his experience in governance and risk management across a wide range of industries. Mr. Thomas also brings capital market and economics expertise to the Board from his years of service as a securities analyst and experience as a director of ASX-listed companies.

Class III Directors Continuing in Office (Term Expires 2013)

ROBERT B. STOCKMAN Chairman of the Board (age 57) Chief Executive Officer REVA Medical, Inc.	Mr. Stockman, our co-founder, has served as our Chairman of the Board and director since 1999 and our Chief Executive Officer since August 2010. He has also served as a director of HeartWare Limited, and subsequently HeartWare International, Inc., a medical device company listed on ASX and NASDAQ, since December 2006. Since 1999, Mr. Stockman has been the President and Chief Executive Officer of Group Outcome LLC, a U.S.-based merchant banking firm which deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. Mr. Stockman also co-founded Centrimed, Inc., an internet-based software company, that was acquired by the Global Healthcare Exchange, LLC, and led the buyouts of Iopter, an intraocular lens manufacturer, and two Johnson & Johnson divestitures, “A” Company Orthodontics, Inc. and Critikon Company, LLC, each of which was subsequently acquired. Prior to establishing Group Outcome LLC, Mr. Stockman spent 18 years with Johnston Associates, Inc. and Narragansett Capital Corporation, where he focused on venture capital investments and merger advisory work in health care. Mr. Stockman holds a Bachelors Degree from Harvard College and a Master in Business Administration from The Tuck School at Dartmouth College.

Qualifications: We believe Mr. Stockman is qualified to sit on our Board due to his extensive experience as an entrepreneur driving the growth of five medical products companies, his experience as an executive of several medical device companies and his experience as an executive in the investment banking industry, particularly in private equity and venture capital investments in medical technology. Mr. Stockman’s qualifications also include his strong financial background, including his work early in his career at Price Waterhouse, a provider of tax, audit, and advisory services, and his ability to provide financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting, and capital markets.

JAMES J. SCHIRO Director (age 65)	Mr. Schiro has served as our director since November 2010. Mr. Schiro was Chief Executive Officer of Zurich Financial Services from May 2002 to December 2009, after serving as Chief Operating Officer —

Group Finance from March 2002. He joined Price Waterhouse in 1967, where he held various management positions. In 1995, he was elected Chairman and Chief Executive Officer of Price Waterhouse, and in 1998 became Chief Executive Officer of PricewaterhouseCoopers LLP, after the merger of Price Waterhouse and Coopers & Lybrand, where he served until 2002. Mr. Schiro is also a Director of PepsiCo, Inc., Royal Philips Electronics, and Goldman Sachs. He is a director for various non-profit organizations, including St. John’s University, is a trustee for the Institute for Advanced Study, and serves on the Advisory Board of the Tsinghua University School of Economics and Management.

Qualifications: We believe Mr. Schiro is qualified to sit on our Board due to his extensive executive experience, strong financial background, experience in governance and risk management, and his service on other public company boards and not-for-profit organizations.

Committees of the Board of Directors/Corporate Governance

Directors are expected to attend meetings of the Board and any Board committees on which they serve. The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the audit committee, the compensation committee, and the nominating and corporate governance committee. Each of these committees has the responsibilities described in the committee charters, which are available on our website at www.revamedical.com. Our Board may also establish other committees from time to time to assist in the discharge of its responsibilities.

During the fiscal year ended December 31, 2010, our Board held eight (8) meetings. The audit committee held one (1) meeting and the compensation committee and nominating and corporate governance committee did not hold any meetings.

During 2010, all directors attended 75 percent or more of the meetings of the Board and the Board committees on which he or she served during 2010, except for James J. Schiro who attended two of the three Board meetings after his appointment to the Board in November 2010.

Membership of the Committees of the Board

Nominating
and Corporate
	Audit	Compensation	Governance

Mr. Stockman (Chairman)	—	—	—
Mr. Dovey(1)	X	X	—
Ms. Keating(2)	—	—	Chair
Mr. Nye(2)	—	Chair	X
Mr. Schiro(2)	X	—	X
Mr. Thomas(2)	Chair	X	—

(1)	Independent Director under the rules of NASDAQ and the SEC, but not considered independent under the ASX.

(2)	Independent Director under the rules of NASDAQ, ASX, and the SEC.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting, including auditing of our financial statements. Among other things, our audit committee:

•	determines the engagement of, and approves fees paid to, our independent registered public accounting firm;

•	monitors the qualifications, independence activities, and performance of our independent registered public accounting firm;

•	approves the retention of our independent registered public accounting firm to perform any proposed and permissible non-audit services;

•	reviews our financial statements and critical accounting estimates; or,

•	discusses with management and our independent registered public accounting firm the results of the annual audit.

Our audit committee also reviews the effectiveness of internal controls and the adequacy of our disclosure controls and procedures. In addition, our audit committee is responsible for the performance of our internal audit function, as well as preparing any reports required under SEC rules. The audit committee will also provide advice to the Board and report on the status of business risks pursuant to our risk management policy.

We have adopted an audit committee charter, a copy of which is available in the “Investors - Corporate Governance” section of our website at www.revamedical.com.

Compensation Committee

Our compensation committee establishes, amends, reviews, and approves the compensation and benefit plans with respect to senior management and employees, including determining individual elements of total compensation of the Chief Executive Officer and other members of senior management, and reviews our performance and the performance of our executive officers with respect to these elements of compensation. In carrying out its responsibilities, the compensation committee will review all components of compensation for consistency with our compensation philosophy and with the interests of stockholders. Our compensation committee will review compensation practices and trends, identify performance goals of our Company and our executive officers, and set compensation in light of these objectives. Our compensation committee also determines annual retainer, meeting fees, equity awards, and other compensation for members of the Board and administers the issuance of stock options and other awards under our stock incentive plans.

Our compensation committee reviews and evaluates potential risks related to our compensation policies and practices for employees and has determined that we have no compensation risks that are reasonably likely to have a material adverse effect on our Company. We structure our compensation to address Company-wide risk. We believe the combination of base salary, bonus potential, and stock-based incentive awards with four-year vesting periods is balanced and serves to motivate our employees to accomplish our business plan without creating risks that are reasonably likely to have a material adverse effect on our Company.

We have adopted a compensation committee charter, a copy of which is available in the “Investors — Corporate Governance” section of our website at www.revamedical.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee recommends the director nominees for each annual general meeting and ensures that the audit, compensation, and nominating and corporate governance committees of our Board have the benefit of qualified and experienced independent directors. The committee’s primary responsibilities are to:

•	review the size and composition of our Board;

•	select, or recommend to our Board, nominees for each election of directors;

•	develop and recommend to our Board criteria for selecting qualified director candidates;

•	consider committee member qualifications, appointment, and removal;

•	recommend corporate governance principles, codes of conduct, and applicable compliance mechanisms; and,

•	provide oversight in the evaluation of our Board and each committee.

We have adopted a nominating and corporate governance committee charter, a copy of which is available in the “Investors — Corporate Governance” section of our website at www.revamedical.com.

GOVERNANCE OF OUR COMPANY

Corporate Governance Guidelines

Our corporate governance guidelines are designed to ensure effective corporate governance of the Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning, and the annual evaluations of the Board and its committees. Our corporate governance guidelines will be reviewed regularly by the nominating and corporate governance committee and revised when appropriate. The full text of our corporate governance guidelines can be found in the “Investors — Corporate Governance” section of our website accessible to the public at www.revamedical.com. A printed copy may also be obtained by any stockholder upon request.

Code of Business Conduct and Ethics

Our Board adopted a code of business conduct and ethics to ensure that our business is conducted in a consistently legal and ethical manner. The code of business conduct and ethics establishes policies pertaining to, among other things, employee conduct in the workplace, securities trading, confidentiality, conflicts of interest, reporting violations, and compliance procedures. All of our employees, including our executive officers, as well as members of our Board, are required to comply with our code of business conduct and ethics. The full text of the code of business conduct and ethics can be found in the “Investors — Corporate Governance” section of our website accessible to the public at www.revamedical.com. A printed copy may also be obtained by any stockholder upon request. Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by our Board after receiving a recommendation from our audit committee. We will disclose future amendments to our code of business conduct and ethics on our website, www.revamedical.com, within four business days following the date of the amendment or waiver.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as director, the nominating and corporate governance committee will consider a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1 percent of REVA’s common stock for over one year and who satisfies the notice, information, and consent provisions set forth in our amended and restated bylaws and corporate governance guidelines. Stockholders who wish to recommend a candidate may do so by writing to the nominating and corporate governance committee in care of the Corporate Secretary, REVA Medical, Inc., 5751 Copley Drive, Suite B, San Diego, California 92111, U.S.A. The nominating and corporate governance committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

Communicating with the Board

Our nominating and corporate governance committee establishes procedures by which stockholders and other interested parties may communicate with the Board, any committee of the Board, any individual director, or the independent or non-management directors as a group. Such parties can send communications by mail to the Board in care of the Corporate Secretary, REVA Medical, Inc., 5751 Copley Drive, Suite B, San Diego, California 92111, U.S.A. In addition, such parties can contact the Board by emailing the Corporate Secretary at boardmember@revamedical.com. The name or title of any specific recipient or group should be noted in the communication. Communications from stockholders are distributed by the Corporate Secretary to the Board or to the committee or director(s) to whom the communication is addressed, however the Corporate Secretary will not distribute items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, business solicitations and advertisements, and communications that advocate the Company’s engaging in illegal activities or that, under community standards, contain offensive, scurrilous, or abusive content.

Identification and Evaluation of Nominees for Directors

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. Our nominating and corporate governance committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the nominating and corporate governance committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the nominating and corporate governance committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the nominating and corporate governance committee deems appropriate, including the use of third parties to review candidates.

Annual Meeting of Stockholders

We encourage all of the directors to attend each annual meeting of stockholders. We currently anticipate a majority of our directors to be present at the Annual Meeting.

Director Independence

In accordance with our corporate governance principles, the majority of our Board members are independent directors. Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with independent judgment, and otherwise meets the independence requirements under the rules of NASDAQ, ASX, and the SEC. Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has determined that:

•	Robert B. Stockman is not considered to be an independent director under the rules of NASDAQ, ASX, or the SEC;

•	Anne Keating, Gordon E. Nye, James J. Schiro, and Robert Thomas are considered to be independent directors under the rules of NASDAQ, ASX, and the SEC; and,

•	Brian H. Dovey is considered to be an independent director under the rules of NASDAQ and the SEC, but is not considered to be independent under ASX standards.

There are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was, or is, to be selected as an officer or director.

Board Leadership Structure

The position of Chairman of the Board and Chief Executive Officer of the Company has been combined since the appointment of Robert B. Stockman as Chief Executive Officer in August 2010. The Board believes that, although the combined role does not comply with ASX Corporate Governance Principles and Recommendations, it is currently in the best interest of our Company and the Company’s Stockholders. The ASX Corporate Governance Principles and Recommendations provide guidance on corporate governance practices but are not binding rules or regulations. Mr. Stockman possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and we believe he is the person best positioned to develop agendas that ensure the Board’s time and attention is focused on the most critical matters. Further, our Board believes that his combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees, customers, and suppliers. Each of the directors other than Mr. Stockman is independent under the rules of NASDAQ and the SEC, and the Board believes that the independent directors provide effective oversight of management. Although the Board currently believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, our amended and restated bylaws and corporate governance principles provide the flexibility to combine or separate the positions and the Board may determine to separate the roles in the future.

The Board’s Role in Risk Oversight

Our Board’s role in risk oversight includes receiving reports from members of management on a regular basis regarding material risks faced by the Company and applicable mitigation strategies and activities, at least on a quarterly basis. The reports cover the critical areas of development, regulatory and quality affairs, intellectual property, clinical development, operations, sales and marketing, and legal and financial affairs. Our Board and its committees consider these reports, discuss matters with management, and identify and evaluate any potential strategic or operational risks and appropriate activities to address those risks.

We have adopted a risk management policy which sets out how we identify, assess, and manage risk in business operations, a copy of which is available in the “Investors — Corporate Governance” section of our website at www.revamedical.com.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has at any time been our employee with the exception of Gordon E. Nye who served as our Chief Executive Officer from 2001 to 2003. Robert B. Stockman, our Chairman of the Board and Chief Executive Officer, currently serves on the board of directors of Zeltiq Aesthetics, Inc. Gordon E. Nye, a member of our Board and compensation committee, is the Chief Executive Officer of Zeltiq Aesthetics, Inc. Except as set forth herein, none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our compensation committee.

AUDIT-RELATED MATTERS

Report of the Audit Committee

The audit committee has reviewed and discussed the annual consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm (the “independent auditor”). Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The audit committee, which was established in December 2010, met on one occasion in the fiscal year ended December 31, 2010. The audit committee met with the independent auditor, with and without management present, to discuss the results of its audits and quarterly reviews of the Company’s financial statements. The audit committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee and/or the Board also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding their communications with the audit committee concerning independence and has discussed with the independent auditor its independence from the Company. The audit committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.

In performing its functions, the audit committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group, and independent auditor, which, in their reports, express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles.

Based on the review of the consolidated financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Robert Thomas (Chairman)
Brian H. Dovey
James J. Schiro

Audit and Non-Audit Fees

The following table presents the fees for professional services earned by Ernst & Young LLP (and Ernst & Young in Australia) for services rendered to the Company for the fiscal years ended December 31, 2010 and 2009:

	2009	2010

Audit Fees(1)	$50,000	$1,001,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	9,000	10,000

Total	$59,000	$1,011,000

(1)	Audit Fees include services in connection with our initial public offering in 2010, including consents and reviews of documents filed with the SEC and Australian Securities Exchange.

(2)	Audit-Related Fees include services relating to accounting consultations and reviews and due diligence services.

(3)	Tax Fees include services relating to tax compliance, tax advice, and tax planning.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditor

The audit committee has established an audit and non-audit services compliance policy (the “Policy”) requiring pre-approval of all audit and permissible non-audit services performed by the independent auditor to monitor the auditor’s independence from the Company. The Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the audit committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval.

The Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the audit committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence. Additionally, the audit committee considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. Also, unless a service is a pre-approved service set forth in the Policy and within the established guidelines, it will require approval by the audit committee in order for it to be provided by the independent auditor. In its review, the audit committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services.

As provided under the Sarbanes-Oxley Act of 2002 and the SEC’s rules, the audit committee has delegated pre-approval authority to the chairman of the audit committee to address certain requests for pre-approval of services, and the chairman must report his or her pre-approval decisions to the audit committee at its next regular meeting. The Policy is designed to help ensure that there is no delegation by the audit committee of authority or responsibility for pre-approval decisions to management. The audit committee monitors compliance by requiring management to report to the audit committee on a regular basis regarding the pre-approved services rendered by the independent auditor. Management has also implemented internal procedures to promote compliance with the Policy.

The audit committee has selected Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2011, subject to ratification by our stockholders. Ernst & Young LLP has served as the independent auditor of the Company since 2006. Representatives of Ernst & Young LLP will be present at the Annual Meeting. The representatives will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation approach is tied to our stage of development. Prior to our initial public offering in December 2010, we were a privately held company. As a result, we had not been subject to any stock exchange listing or SEC rules requiring a majority of our Board to be independent or relating to the formation and functioning of our Board committees, including audit, compensation, and nominating and corporate governance committees. We informally considered the competitive market for corresponding positions within comparable geographic areas and companies of similar size and stage of development operating in the medical device industry. This consideration was based on the general knowledge possessed by members of our Board. Our Board utilized research and informal benchmarking based on its personal knowledge of the competitive market. In July 2010, we formed a compensation committee to oversee our executive compensation program. In this role, the compensation committee reviews and approves annually all compensation decisions relating to our executives, including our named executive officers. Our compensation program is designed to attract and retain talented employees, to motivate them to achieve our key financial, operational, and strategic goals and to reward them for superior performance.

Overview of Compensation Program

Our compensation committee reviews and approves the compensation of our named executive officers and oversees and administers our executive compensation programs and initiatives. As we gain experience as a public company, we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve. We will favor a more empirically based approach that involves formal benchmarking as well as best practices with respect to compensation and benefits. Accordingly, the compensation paid to our named executive officers for fiscal year 2010 is not necessarily indicative of how we will compensate our named executive officers going forward.

In 2010, our compensation programs reflected our startup origins in that they consisted primarily of base salary and stock options for senior executive officers. Consistent with our historical compensation philosophy, in 2010, we did not provide our senior executive officers or other employees with any form of a cash bonus program or other equity-based compensation, other than option grants and, with respect to Mr. Stockman, eligibility to receive a discretionary bonus pursuant to his employment agreement.

Our compensation committee has begun to develop an overall set of compensation recommendations for our executive officers. However, the process is ongoing and is expected to be completed during calendar year 2011. Goals of the review include:

•	establishing a compensation program structure to attract and retain the most highly qualified executive officers;

•	developing compensation guiding principles, including a comparative peer group and targeted market positioning for different compensation elements;

•	harmonizing salary, equity awards, and other compensation benefits for executive officers hired under significantly different circumstances;

•	continuing to align executive officer compensation, both in individual cases and as a team, to the long-term interests of stockholders;

•	developing a flexibility that permits the accommodation of appropriate individual circumstances; and,

•	emphasizing clear, easily measured performance goals to help align executive officer compensation with the long-term interests of stockholders.

Our historic practice with regard to issuing long-term incentives has been to grant stock options at the time of hire or promotion, although we occasionally, based upon individual circumstances, issue incentive stock options on an ad-hoc basis, in each case with approval from our Board. As our needs evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we will review executive compensation annually. We anticipate making new equity awards and adjustments to the components of our executive compensation program in connection with our annual compensation review, which will be based, in part, upon market analyses that may include benchmarking against a peer group of companies to be determined in the future and the recommendations to the compensation committee by our Chief Executive Officer. Our Chief Executive Officer may consult with an independent compensation consultant to assist in making recommendations to the compensation committee. The combination of incentives is designed to balance annual operating objectives and our earnings performance with longer term stockholder value creation.

Compensation Process

Our Board has historically been responsible for establishing our compensation philosophy and setting the compensation levels for our executives, including base salaries and stock-based incentive awards. To assist our Board, our Chief Executive Officer prepares a report at the beginning of each fiscal year recommending base salaries and stock-based incentive awards for each executive officer. In addition to this report, our Board considers relevant market compensation data. Our Board in its sole discretion may accept or adjust the compensation recommendations it is provided. No executive officer is allowed to be present at the time his or her compensation is being discussed or determined by the compensation committee. In 2010, our Board established a compensation committee to review our compensation process going forward.

Determination of Executive Compensation

In setting the compensation for our executive officers, our Board places significant emphasis on the recommendation of our Chief Executive Officer (other than with respect to determining his own compensation), considering our overall performance during the prior fiscal year, the executive’s individual contributions during the prior fiscal year, the individual’s annual performance reviews based on achievement of annual goals, and relevant market data. With respect to new hires, our Board considers an executive’s background and historical compensation in lieu of prior year performance. For 2010 and 2011, our Board utilized research and informal benchmarking based on its personal knowledge of companies in the medical device industry. Our Board used this market data as one component of determining executive compensation.

Components of Executive Compensation

Our current executive compensation program consists of the following components:

•	base salary;

•	performance-based cash awards;

•	equity-based incentives; and,

•	other benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay; reward achievement of financial, operational, and strategic objectives; and, align the interests of our named executive officers and other senior personnel with those of our stockholders.

Base Salary.  We have provided, and will continue to provide, our executive officers with a base salary to compensate them for services provided to us during the fiscal year. In setting base salaries for our executive officers, our Board considered, and our compensation committee will continue to consider, the executive’s position, our success in achieving our prior year corporate goals, the individual’s contribution and performance during the prior fiscal year, and relevant market data. Our Board also considered the evaluations and recommendations proposed by our Chief Executive Officer. With respect to new hires, our Board considered an executive’s background and historical compensation in lieu of prior year performance. Our Board evaluated and set the base salaries for our executives following annual performance reviews, as well as upon a promotion or other change in responsibility. We expect our compensation committee to continue these policies going forward.

In setting the base salaries for our executives for 2010 and 2011, our Board utilized research and informal benchmarking based on its personal knowledge of companies in the medical device industry.

Our executive officers have been paid the base salaries for the year ended December 31, 2010, and are currently being paid the annualized salaries for the year ending December 31, 2011, as set forth in the following table:

	2010	2011
Name and Title	Base Salary	Base Salary

Robert B. Stockman, Chief Executive Officer	$325,000	$325,000
Robert K. Schultz, Ph.D., President and Chief Operating Officer	290,000	290,000
Katrina L. Thompson, Chief Financial Officer and Secretary	230,000	230,000
Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs(1)	—	240,000
Donald K. Brandom, Ph.D., Vice President, Product Development	200,000	230,000
Eric V. Schmid, Vice President, Advanced Technology	210,000	210,000

(1)	Mr. Anderson was appointed Vice President in February 2011 and was not a named executive officer for the year ended December 31, 2010.

Performance-Based Cash Bonus Awards.  For the year ended December 31, 2010, we did not have a formal bonus plan. Beginning in 2011, we have agreed to grant bonuses, in the form of performance-based cash awards, to certain of our executive officers. The target bonus amounts for each executive entitled to receive an award are currently set at between 25 percent and 30 percent of his or her base salary. These awards are designed to align each executive’s efforts with our financial, operational, and strategic goals by providing an opportunity for the executive to earn an annual cash bonus. The amount of bonus will be determined based on overall achievement of Company goals combined with achievement of each individual’s goals. While our compensation committee is still reviewing the elements of the Company’s goals and the individuals’ goals, we expect that achievement of clinical milestones, in particular, the initiation of the Pilot study, will be significant elements of these goals. Our compensation committee is responsible for setting the target bonus amounts for our executives and for administrating the grant of these awards.

After the end of each fiscal year, the compensation committee will be responsible for setting the actual bonus amounts to be awarded. To assist our compensation committee, each year our Chief Executive Officer will provide the compensation committee with documentation regarding full or partial achievement of both the Company’s and the individuals’ goals.

To reward exceptional performance in certain circumstances, the compensation committee may determine that a supplemental bonus in excess of the target bonus is appropriate and justified, or that a bonus is appropriate for a an executive officer who otherwise would not be entitled to receive one. However, individual incentive payments will not be an entitlement. For 2010, we awarded Ms. Thompson a bonus in the amount of $115,000 due to her significant efforts in connection with our initial public offering. We did not award any other bonuses to executive officers in 2010. Our compensation committee approved the bonus plan for 2011 at their meeting in February 2011. The following sets forth the anticipated target bonus amounts for 2011:

	2011
	Bonus	Amount
Name and Title	Percent	at Target

Robert B. Stockman, Chief Executive Officer	30%	$97,500
Robert K. Schultz, Ph.D., President and Chief Operating Officer	30%	87,000
Katrina L. Thompson, Chief Financial Officer and Secretary	30%	69,000
Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs (1)	25%	60,000
Donald K. Brandom, Ph.D., Vice President, Product Development	25%	57,500

(1)	Mr. Anderson was appointed Vice President in February 2011 and was not a named executive officer for the year ended December 31, 2010.

Stock-Based Incentive Awards.  In addition to base salary, we provide long-term stock-based incentive awards to our executive officers. These stock-based incentive awards generally consist of options to purchase shares of our common stock. We believe that stock option awards help further our compensation objectives by encouraging our executives to remain with us through at least the vesting period for these awards and providing them with an incentive to continue to focus on our long-term financial performance and increasing stockholder value.

Historically, our executive officers have received grants of stock options at the time of hire or promotion, and occasionally on an ad-hoc basis. Going forward, our executive officers will receive stock option awards in connection with their initial hire, following promotions, and on an annual basis. To assist the compensation committee, we have developed new guidelines for initial and annual stock option awards. The guidelines for initial grants are based on the executive’s position and the guidelines for annual grants are generally designed to in part replace the number of options initially granted to the executive at hiring that vest after one year. With respect to new hires, we also considered, and will continue to consider, the executive’s background and historical compensation when determining the number of options to grant to the executive. The actual number of options for an executive may be higher or lower than these guidelines, based on their individual performance or extraordinary achievements.

Stock and Option Grant Practices.  Prior to our initial public offering, our Board historically determined the fair market value of our common stock in good faith based upon consideration of a number of relevant factors including our financial condition, the likelihood of a liquidity event, the liquidation preference of our participating preferred stock, the price at which our preferred stock was sold, the enterprise values of comparable companies, our cash needs, operating losses, market conditions, material risks to our business, and valuations obtained from independent valuation firms.

All equity awards to our employees, consultants and directors were granted at no less than the fair market value of our common stock as determined in good faith by our Board on the date of grant of each award.

The majority of the option grants we made prior to 2010 vest over five years, with one-fifth of the shares subject to the stock option vesting on each annual anniversary of the vesting commencement date. Beginning in 2010, with the adoption of our 2010 Equity Incentive Plan (the “2010 Plan”), the option grants vest over four years, with 25 percent of the option vesting on the one-year anniversary of the vesting commencement date and 2.0833 percent vesting each month thereafter. All vesting is subject to continued service to the Company. All of our stock options are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until fully vested. All options have a 10-year term. Additional information regarding accelerated vesting prior to, upon, or following a change in control is discussed below under “— Potential Payments upon Termination or Change in Control.”

Going forward, our compensation committee has adopted a policy by which all stock and option awards to new and current employees, including our executive officers, will be granted at pre-determined meeting dates of the compensation committee. Our compensation committee will grant the equity awards in accordance with the dates fixed by this policy. The amount of realizable value related to such awards will be determined by our stock price on the date the awards vest and therefore will be determined by our financial performance in the time prior to vesting. Whether the stock price moves up or down shortly after the grant date is largely irrelevant for purposes of the equity awards.

The exercise price of any option grant will be determined by reference to the fair market value of such shares, which the 2010 Plan defines as the closing price of our common stock. The closing price of our common stock will be calculated in U.S. dollars based on the closing price of our CDIs traded on the Australian Securities Exchange on the date of grant. However, because options granted both before and after the completion of our initial public offering have been, and will be, granted at fair market value, such options only have cash value to the holder to the extent that the stock price of our common stock increases during the term of the option.

Severance and Change of Control Benefits

We have entered into employment agreements that require specific payments and benefits to be provided to certain executive officers in the event their employment is terminated following a change of control or in the event their employment is terminated without cause or by the executive for good reason. See “— Employment Agreements” below.

Other Benefits

In order to attract, retain and pay market levels of compensation, we have historically provided, and will continue to provide, our executives with the following benefits:

•	Health Insurance. We provide each of our executives and their spouses and children the same health and dental insurance coverage we make available to our other eligible employees.

•	Life and Disability Insurance. We provide each of our executives with the same disability and life insurance as we make available to our other eligible employees.

•	Pension Benefits. We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executives and other eligible employees are eligible to participate in our 401(k) defined contribution plan. We currently make matching contributions to participants in the 401(k) plan in an amount equal to 25 percent of the employee’s deferral up to a maximum of four percent of an employee’s salary.

•	Nonqualified Deferred Compensation. We do not provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

•	Perquisites. We limit the perquisites that we make available to our executive officers. Our executives are entitled to relocation expenses on their initial hire and other benefits with de minimis value that are not otherwise available to all of our employees.

Employment Agreements

Robert B. Stockman

In August 2010, we entered into an employment offer letter with Robert B. Stockman to serve as our Chief Executive Officer. Mr. Stockman’s offer letter provides for, among other things: (i) an annual base salary of $325,000, subject to annual review, (ii) eligibility to participate in the Bonus Plan of up to 30 percent of his current salary for the relevant year (which will be pro-rated for 2010), (iii) an initial award of 750,000 options to purchase shares of our common stock granted by our Board on October 21, 2010 at an exercise price equal to the fair market value on the grant date, and (iv) reimbursement for certain living and relocation expenses. The options are immediately exercisable at an exercise price equal to fair market value on the date of the grant and vest 25 percent on July 1, 2011 and in equal monthly installments for a period of 36 months thereafter. In the event Mr. Stockman’s employment terminates, any options exercised prior to vesting will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Mr. Stockman’s employment is terminated without cause, we will pay Mr. Stockman severance equal to (i) six months of base salary and (ii) continuation in our medical and dental insurance plans for six months. The offer letter also provides that if Mr. Stockman resigns for good reason or his employment is terminated without cause within one year following a change of control transaction, Mr. Stockman will receive immediate vesting of all of his outstanding stock options.

Robert K. Schultz, Ph.D.

In October 2010, we entered into an employment offer letter with Robert K. Schultz, Ph.D., to serve as our President and Chief Operating Officer. Dr. Schultz’s offer letter, provides for, among other things: (i) an annual base salary of $290,000, subject to annual review, (ii) eligibility to participate in the Bonus Plan of up to 30 percent of his current salary for the relevant year beginning in 2011, and (iii) an award of 215,000 options to purchase shares of our common stock granted by our Board on October 21, 2010 at an exercise price equal to the fair market value on the grant date. The options are immediately exercisable at an exercise price equal to fair market value on the date of the grant and vest 25 percent on October 21, 2011 and in equal monthly installments for a period of 36 months thereafter. In the event Mr. Schultz’s employment terminates, any options exercised prior to vesting will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Dr. Schultz’s employment is terminated without cause or if he resigns for good reason, we will pay Dr. Schultz severance equal to (i) six months of base salary and (ii) continuation in our medical and dental insurance plans for six months.

Katrina L. Thompson

In October 2010, we entered into an employment offer letter with Katrina L. Thompson to serve as our Chief Financial Officer. Ms. Thompson’s offer letter, provides for, among other things: (i) an annual base salary of $230,000, subject to annual review, (ii) eligibility to participate in the Bonus Plan of up to 30 percent of her current salary for the relevant year beginning in 2011, and (iii) an award of 190,000 options to purchase shares of our common stock granted by our Board on October 21, 2010 at an exercise price equal to the fair market value on the grant date. The options are immediately exercisable at an exercise price equal to fair market value on the date of the grant and vest 25 percent on October 21, 2011 and in equal monthly installments for a period of 36 months thereafter. In the event Ms. Thompson’s employment terminates, any options exercised prior to vesting will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Ms. Thompson’s employment is terminated without cause or if she resigns for good reason, we will pay Ms. Thompson severance equal to (i) six months of base salary and (ii) continuation in our medical and dental insurance plans for six months.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion & Analysis contained in this proxy statement with management and, based on such review and discussion, the compensation committee recommends that it be included in this proxy statement.

By the Compensation Committee of the Board of Directors on March 15, 2011:

Gordon E. Nye (Chairman)
Brian H. Dovey
Robert Thomas

Summary Compensation Table

The following table presents compensation information for 2010 provided to our principal executive officer, our principal financial officer and our three other most highly compensated persons serving as our executive officers as of December 31, 2010. We refer to these executive officers as our “named executive officers.”

				Option	All Other
Name & Principal Position	Year	Salary	Bonus(2)	Awards(3)	Compensation		Total

Robert B. Stockman(1)	2010	$131,250	$—	$4,695,000	$281	(4)	$4,826,531
Chief Executive Officer	2009	—	—	—	—		—
Robert K. Schultz, Ph.D.(1)	2010	201,779	140,500	1,345,900	2,018	(4)	1,690,197
President and Chief Operating Officer	2009	275,000	—	—	2,450	(4)	277,450
Katrina L. Thompson	2010	169,712	172,000	1,189,400	1,697	(4)	1,532,809
Chief Financial Officer and Secretary	2009	190,000	—	—	1,900	(4)	191,900
Donald K. Brandom, Ph.D.	2010	207,692	—	—	—		207,692
Vice President, Product Development	2009	200,000	—	—	—		200,000
Eric V. Schmid	2010	218,077	—	—	2,421	(5)	220,498
Vice President, Advanced Technology	2009	210,000	—	—	2,340	(5)	212,340

(1)	Mr. Stockman was appointed our principal executive officer in August 2010. Prior to that time, Dr. Schultz served as our principal executive officer.

(2)	The base salaries of Dr. Schultz and Ms. Thompson were reduced by 85% and 50%, respectively, from January 2010 until June 2010. Bonus amounts represent payments made in July 2010 as compensation for the salary reductions. Ms. Thompson’s amount also includes a $115,000 non-recurring discretionary bonus awarded for her efforts in connection with our initial public offering in 2010.

(3)	Figures reflected are based on the grant date fair value of all awards made during the year. For additional information, see “Note 8 — Stock Based Compensation” of our notes to consolidated financial statements in the Form 10-K for the year ended December 31, 2010, as filed with the SEC.

(4)	Consists of 401(k) matching contributions.

(5)	Consists of 401(k) matching contributions of $2,181 in 2010 and 2,100 in 2009 and a phone allowance of $240 each year.

Grants of Plan-Based Awards in 2010

The following table summarizes equity based awards to our named executive officers in 2010:

		All Other Option
		Awards: Number	Exercise Price	Grant Date
		of Securities	of Option	Fair Value of
Name	Grant Date	Underlying Option	Award	Option Award

Robert B. Stockman	10/21/10	750,000	$11.00	$4,695,000
Chief Executive Officer
Robert K. Schultz, Ph.D.	10/21/10	215,000	$11.00	$1,345,900
President and Chief Operating Officer
Katrina L. Thompson	10/21/10	190,000	$11.00	$1,189,400
Chief Financial Officer and Secretary
Donald K. Brandom, Ph.D.	—	—	—	—
Vice President, Product Development
Eric V. Schmid	—	—	—	—
Vice President, Advanced Technology

Outstanding Option Awards at Year End

The following table sets forth outstanding option awards held by our named executive officers at December 31, 2010:

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options	Option Exercise	Option
Name	Exercisable(1)	Unexercisable	Price ($/Share)	Expiration Date

Robert B. Stockman	750,000	—	$11.00	10/21/20
Chief Executive Officer
Robert K. Schultz, Ph.D.	85,000	—	$1.00	10/22/14
President and Chief Operating Officer	175,000	—	$1.25	7/13/15
	130,000	—	$1.40	11/20/18
	215,000	—	$11.00	10/21/20
Katrina L. Thompson	20,000	—	$1.00	10/22/14
Chief Financial Officer and Secretary	20,000	—	$1.25	7/13/15
	75,000	—	$1.40	11/20/18
	190,000	—	$11.00	10/21/20
Donald K. Brandom, Ph.D.	50,000	—	$0.61	1/13/14
Vice President, Product Development	25,000	—	$1.00	10/22/14
	50,000	—	$1.25	7/13/15
	50,000	—	$1.40	11/20/18
Eric V. Schmid	5,000	—	$0.25	3/12/11
Vice President, Advanced Technology	5,000	—	$0.61	12/6/11
	20,000	—	$0.61	10/1/12
	50,000	—	$0.61	1/13/14
	25,000	—	$1.00	10/22/14
	80,000	—	$1.25	7/13/15
	100,000	—	$1.40	11/20/18

(1)	All options are immediately exercisable upon grant and are subject to repurchase by REVA at the exercise price in the event an employee terminates service prior to vesting.

Option Exercises and Stock Vested

None of our named executive officers exercised options during the fiscal year ended December 31, 2010 and we did not grant any restricted stock awards during the fiscal year ended December 31, 2010.

Potential Payments upon Termination or Change in Control

Potential Payments upon Termination

The table below describes the potential payments or benefits to our named executive officers upon termination of the named executive’s employment by the Company without cause or by the named executive for good reason, as if each executive’s employment terminated as of December 31, 2010. Please see the agreements described above in the section entitled “Executive Compensation — Employment Agreements” for additional information.

	Base			Stock Option
Name	Salary	Pension	Health	Vesting(1)(2)	Other	Total

Robert B. Stockman	$162,500	—	$12,947	$1,200,000	—	$1,375,447
Chief Executive Officer
Robert K. Schultz, Ph.D.	145,000	—	10,932	—	—	155,932
President and Chief Operating Officer
Katrina L. Thompson	115,000	—	3,570	—	—	118,570
Chief Financial Officer and Secretary
Donald K. Brandom, Ph.D.	—	—	—	—	—	—
Vice President, Product Development
Eric V. Schmid	—	—	—	—	—	—
Vice President, Advanced Technology

(1)	Represents the value of shares of common stock subject to options which would accelerate upon a termination of the executive’s employment without cause by the Company or for good reason by the employee. The amount indicated in the table is calculated as the spread value of the options subject to accelerated vesting on December 31, 2010, but assuming a price per share of $12.60, calculated based on the closing price, as converted to U.S. dollars, of REVA’s common stock traded in the form of CDIs on the Australian Securities Exchange.

(2)	Requires a change of control plus a qualifying termination of employment before vesting of options would be accelerated.

Non-Employee Director Compensation

The following table presents compensation to our non-employee directors for 2010:

	Fees Earned or	Option
Name	Paid in Cash	Awards(1)(2)	Total

Brian H. Dovey	$8,750	$391,250	$400,000
Anne Keating	10,000	391,250	401,250
Gordon E. Nye	10,000	391,250	401,250
James J. Schiro	4,870	391,250	396,120
Robert Thomas	10,000	391,250	401,250

(1)
Figures reflected are based on the grant date fair value of all awards made during the year. For additional information, see “Note 8 — Stock Based Compensation” of our notes to consolidated financial statements in the Form 10-K for the year ended December 31, 2010, as filed with the SEC.

(2)	As of December 31, 2010, each of our non-employee directors held options to purchase 62,500 shares of common stock (which is equivalent to 625,000 CDIs).

In October 2010, our Board adopted our non-employee director compensation policy, pursuant to which non-employee directors will be compensated for their services on our Board. Pursuant to the policy:

•	each non-employee director will receive an annual fee of $35,000 payable for the director’s service during the year; and,

•	the Chairman of each committee will receive an additional annual fee of $5,000 for the Chairman’s service during the year.

The fees payable pursuant to the non-employee director compensation policy will be payable quarterly within thirty days of the beginning of each quarter. In addition, each director may receive an annual grant of options to purchase shares of our common stock at the discretion of the Board. Any such grant will be subject to stockholder approval being obtained in accordance with ASX Listing Rules. Any option grants to directors will be immediately exercisable, will have an exercise price per share determined at the fair market value on the date of grant and will vest over four years, with 25 percent of options vesting one year from the date of the grant, and 75 percent of options vesting in equal monthly installments over the subsequent 36-month period. Any options exercised prior to vesting will be subject to a repurchase right by us at the lesser of cost or fair market value. Each director is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending Board meetings and any committee meetings on which he or she serves.

In 2010, prior to the consummation of our initial public offering, each of our non-employee directors received a grant of options to purchase 62,500 shares of common stock at an exercise price of $11.00 per share.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will be asked to elect two directors nominated for election as Class I directors. Our Board of Directors currently consists of six members and is divided into three classes, each comprised of two directors. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. On January 11, 2011, the Board unanimously nominated Brian H. Dovey and Anne Keating, the two current Class I directors whose terms expire at the Annual Meeting, for re-election as directors.

If elected, the two directors nominated for election as Class I directors will serve until the Company’s annual meeting of stockholders in 2014, and in each case until their successors are elected and qualified. Both of the nominees have indicated their willingness to serve if elected, but if either should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as REVA may designate, unless a contrary instruction is indicated in the proxy.

Vote Required for Approval

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the director nominees receiving the highest number of “FOR” votes will be elected as Class I directors. Votes to “ABSTAIN” and broker non-votes are not counted as votes cast with respect to that director, and will have no direct effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending December 31, 2011. We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent auditor because we value our stockholders’ views on the Company’s independent auditor even though the ratification is not required by our bylaws or otherwise. If our stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Ernst & Young LLP as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2011.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required for Approval

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative “FOR” vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE RATIFICATION OF OUR SELECTION OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2011.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our named executive officers.

The Say on Pay vote is advisory, and therefore not binding on the compensation committee or the Board. Although the vote is non-binding, the compensation committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs.

We design our executive compensation programs to implement our core objectives of providing competitive pay, pay for performance, and alignment of management’s interests with the interests of long-term stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement for a more detailed discussion of how our compensation programs reflect our core objectives.

We believe stockholders should consider the following when voting on this proposal.

The following highlights key aspects of executive compensation with respect to our named executive officers:

•	Base salaries in fiscal year 2011 were either maintained at their 2010 levels or increased between 10% and 15%;

•	A significant percentage of total compensation for Robert B. Stockman, Robert K. Schultz and Katrina L. Thompson is variable and tied to achievement of internal performance targets;

•	The Company grants long-term equity awards that link the interests of our executives with those of our stockholders;

•	Our compensation programs were reviewed by the compensation committee and determined not to create inappropriate or excessive risk that is likely to have a material adverse effect on the Company; and,

•	Any change-of-control benefits are based on a double-trigger philosophy, i.e., requiring a change-of-control plus a qualifying termination of employment before benefits are paid.

Recommendation

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of REVA Medical, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes will not count as votes cast “FOR” or “AGAINST” the proposal, and will have no effect on the outcome of the proposals.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF A
STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

This proposal gives our stockholders the opportunity, through the following resolution, to advise our Board how often we should conduct an advisory “Say on Pay” vote on the compensation of our named executive officers:

“RESOLVED, that an advisory vote of the stockholders of REVA Medical, Inc. to approve the compensation of named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, shall be held at an annual meeting of stockholders, beginning with the 2011 Annual Meeting of Stockholders, (i) every 3 years, (ii) every 2 years, or (iii) every year.”

The enclosed proxy card gives you four choices for voting on this item. You can choose whether the Say on Pay vote should be conducted every 3 years, every 2 years, or every year. You may also abstain.

Recommendation

While we will continue to monitor developments in this area, our Board currently plans to seek an advisory vote on compensation of our named executive officers every year. Our Board believes that holding such a vote every year is advisable for a number of reasons, including the following:

•	an annual advisory vote would enable our stockholders to provide the Company with input regarding the compensation of our named executive officers on a timely basis;

•	an annual advisory vote may provide a higher level of accountability and direct communication between the Company and its stockholders by enabling the vote to correspond to the information presented in the accompanying proxy statement for the applicable stockholders’ meeting;

•	an annual vote is consistent with the requirement for ASX listed Australian companies to conduct an advisory vote at each annual general meeting with respect to the approval of the Company’s remuneration report; and,

•	a failure to provide stockholder input every year might make it more difficult to understand whether a stockholder vote pertains to the compensation year being discussed in the current proxy, or pay practices from the previous year or two. This, in turn, might make it more difficult for the Board and the compensation committee to understand the implications of the vote and to respond to them.

We ask that you indicate your support for the advisory vote on compensation of our named executive officers to be held annually.

Because your vote is advisory, it will not be binding upon the Board. However, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory Say on Pay vote on the compensation of our named executive officers.

The choice of frequency that receives the highest number of “FOR” votes will be considered the advisory vote of the stockholders. Abstentions and broker non-votes will not count as votes cast “FOR” or “AGAINST” any frequency choice, and will have no direct effect on the outcome of this proposal.

THE BOARD RECOMMENDS
A VOTE FOR A FREQUENCY OF “EVERY YEAR”
FOR FUTURE NON-BINDING STOCKHOLDER VOTES ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information about the beneficial ownership of our common stock as of 10 April 2011, by:

•	each existing stockholder we know to beneficially own five percent or more of our common stock, which we call our principal stockholders;

•	each of our directors;

•	each of our executive officers; and,

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of 10 April 2011 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name, based on information provided to us by such stockholders. Except as otherwise indicated, the address of each stockholder is c/o REVA Medical, Inc., 5751 Copley Drive, Suite B, San Diego, California 92111, U.S.A.

	Number of Shares of	Percent of
Name and Address of Beneficial Owner	Common Stock(1)	Common Stock(1)

Principal Stockholders:
Domain Partners(2)	5,386,905	16.4%
Saints Capital Everest, L.P.(3)	4,577,465	14.0%
Brookside Capital Partners Fund, LP(4)	2,965,022	9.0%
Stephen Feinberg(5)	2,884,426	8.8%
Medtronic, Inc.(6)	2,255,828	6.9%
Directors and Named Executive Officers:
Robert B. Stockman(7)	3,093,889	9.2%
Robert K. Schultz, Ph.D.(8)	715,000	2.1%
Katrina L. Thompson(9)	355,000	1.1%
Donald K. Brandom, Ph.D.(10)	250,000	*
Eric V. Schmid(11)	280,000	*
Brian H. Dovey(12)	5,449,405	16.6%
Anne Keating(13)	80,682	*
Gordon E. Nye(13)	886,031	2.7%
James J. Schiro(13)	71,591	*
Robert Thomas(13)	82,500	*
All directors and named executive officers as a group (10 persons)	11,264,098	31.9%

*	Indicates beneficial ownership of less than 1% of our shares of common stock.

(1)	Number of shares owned as shown both in this table and the accompanying footnotes and percentage ownership is based on 32,768,803 shares of common stock (which is equivalent to 327,688,030 CDIs) outstanding on 10 April 2011.

(2)	The address of Domain Partners is One Palmer Square, Suite 515, Princeton, NJ 08542. 5,262,583 of the shares of common stock are held directly by Domain Partners V, L.P. and 124,322 of the shares of common stock are held directly by DP V Associates, L.P. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V Associates L.P. and has voting and dispositive power with respect to the shares. The managing members of One Palmer Square Associates V, L.L.C. consist of James C. Blair, Brian H. Dovey, Jesse I. Treu, and Kathleen K. Schoemaker. Each of these individuals disclaims beneficial ownership except to the extent of their respective pecuniary interest therein.

(3)	The address of Saints Capital Everest, L.P. is 475 Sansome Street, Suite 1850, San Francisco, CA 94111. Saints Capital Everest, LLC is the general partner of Saints Capital Everest, L.P. and has voting and dispositive power with respect to the shares. The Managing Members of Saints Capital Everest, LLC consist of Scott Halsted, Ken Sawyer, David Quinlivan and Ghia Griarte. Each of these individuals disclaims beneficial ownership except to the extent of their respective pecuniary interest therein.

(4)	The address of Brookside Capital Partners Fund, LP is 111 Huntington Avenue, Boston, MA 02199. 2,783,204 of the shares are held directly by Brookside Capital Partners Fund, LP and 181,818 of the shares are held by Brookside Capital Trading Fund LP. Matthew McPherron, the Managing Director of Brookside Capital Partners Fund, LP, has voting and dispositive power with respect to the shares. Mr. McPherron disclaims beneficial ownership except to the extent of his pecuniary interests therein.

(5)	The address for Stephen Feinberg is c/o Cerberus Capital Management, L.P., 299 Park Avenue, New York, NY 10171. Cerberus America Series Two Holdings, LLC holds 26,167 shares of common stock, Cerberus International, Ltd. holds 995,553 shares of common stock, Cerberus Partners, L.P. holds 520,641 shares of common stock, Cerberus Series Four Holdings, LLC holds 1,046,486 shares of common stock, and Gabriel Assets, LLC (collectively with Cerberus America Series Two Holdings, LLC, Cerberus International, Ltd., Cerberus Partners, L.P. and Cerberus Series Four Holdings, LLC, the “Cerberus Entities”) holds 295,579 shares of common stock. Stephen Feinberg, through one or more entities, possesses the sole power to vote and the sole power to direct the disposition of all securities of REVA Medical held by the Cerberus Entities.

(6)	The address of Medtronic, Inc. is 710 Medtronic Parkway, Minneapolis, MN 55432.

(7)	Includes 670,588 shares of common stock held by Group Outcome Investors I, LLC. Two trusts established for the benefit of Mr. Stockman’s children who reside in Mr. Stockman’s household beneficially own the 670,588 shares. Also includes 1,347,070 shares of common stock held by Kenneth Rainin Trust U/D/T Dated 3/26/1990 and 227,718 shares held by Mr. Stockman’s spouse Lisa Stockman. Mr. Stockman, along with Jennifer Rainin, are co-trustees of the Kenneth Rainin Administrative Trust U/D/T Dated 3/26/1990 and have voting and dispositive power with respect to these shares. Mr. Stockman disclaims beneficial ownership except to the extent of his pecuniary interest therein. Includes options to purchase 750,000 shares that are immediately exercisable.

(8)	Includes options to purchase 605,000 shares that are immediately exercisable.

(9)	Includes options to purchase 305,000 shares that are immediately exercisable.

(10)	Includes options to purchase 250,000 shares that are immediately exercisable.

(11)	Includes options to purchase 280,000 shares that are immediately exercisable.

(12)	Includes 5,262,583 shares of common stock held by Domain Partners V, L.P., 124,322 shares of common stock held by DP V Associates, L.P., and options to purchase 62,500 shares that are immediately exercisable. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V. Associates L.P. and has voting and dispositive power with respect to the shares. The managing members of One Palmer Square Associates V, L.L.C. consist of James C. Blair, Brian H. Dovey, Jesse I. Treu and Kathleen K. Schoemaker. Mr. Dovey disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(13)	Includes options to purchase 62,500 shares that are immediately exercisable.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of December 31, 2010.

	Number of Shares	Weighted	Number of
	to be Issued	Average Exercise	Shares
	Upon Exercise of	Price of	Remaining
	Outstanding	Outstanding	Available for
Plan Category	Options	Options	Future Issuance(3)

Equity compensation plans approved by stockholders(1)	3,016,800	$5.96	1,162,538
Equity compensation plans not approved by stockholders(2)	10,000	$0.25	—

	3,017,800	$5.96	1,162,538

(1)	Consists of two plans: our 2001 Stock Option/Issuance Plan and our 2010 Equity Incentive Plan.

(2)	Includes 10,000 shares reserved for issuance under options granted prior to the adoption of the 2001 Stock Option/Issuance Plan.

(3)	The 2010 Equity Incentive Plan contains a provision for an automatic increase in the number of shares available for grant each January 1, by a number of shares equal to the lessor of: (i) 3% of the number of shares of our common stock issued and outstanding on January 1, or (ii) a number of shares set by our Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of our Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that all SEC filings of our directors, executive officers and beneficial owners of greater than ten percent complied with Section 16 of the Exchange Act.

RELATED PARTY TRANSACTIONS

Policy for Approval of Related Party Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than five percent of our securities, immediate family members of the foregoing persons and any other persons whom our Board determines may be considered related parties, has or will have a direct or indirect material interest. If advanced approval is not feasible, the audit committee has the authority to ratify a related party transaction at the next audit committee meeting. For purposes of our audit committee charter, a material interest is deemed to be any consideration received by such a party in excess of $120,000 per year.

In reviewing and approving such transactions, the audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the Chairman of the audit committee in respect of any transaction in which the expected amount is less than $250,000. No related party transaction may be entered into prior to the completion of these procedures.

The audit committee or its Chairman, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the Chairman determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and the nature of our relationship with the related party, the significance of the transaction to us, and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in our best interest. No member of the audit committee may participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party, except that such member of the audit committee will be required to provide all material information concerning the related party transaction to the audit committee.

Certain transactions with related parties will be subject to stockholder approval in accordance with ASX Listing Rules, including but not limited to, any issuances of securities to related parties.

Related Person Transactions

During the last fiscal year, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant involving an amount exceeding $120,000, and in which any related person had or will have a direct or indirect material interest, other than as set forth below and the compensation arrangements with directors and executive officers, which are described under the “Executive Compensation” section.

Pequot Transaction

In May 2010, we exercised a right of first refusal to acquire an aggregate of 461,071 shares of Series H preferred stock and warrants to purchase an aggregate of 92,214 shares of our common stock for a total purchase price of $550,000 from certain affiliates of Pequot Capital Management. We purchased these shares solely to facilitate their sale to certain of our existing stockholders because we did not have sufficient time to assign our right of first refusal to them and subsequently administered the sale of these securities before expiration of the right of first refusal. Following our purchase, we sold these shares at the same purchase price to certain of our existing stockholders, including:

•	an aggregate of 188,619 shares of Series H preferred stock and warrants to acquire an aggregate of 37,724 shares of Series H preferred stock purchased by the spouse of Robert B. Stockman, one of our officers, directors and significant stockholders;

•	an aggregate of 34,295 shares of Series H preferred stock and warrants to acquire an aggregate of 6,859 shares of Series H preferred stock purchased by one of our directors, Gordon E. Nye;

•	an aggregate of 102,883 shares of Series H preferred stock and warrants to acquire an aggregate of 20,577 shares of Series H preferred stock purchased by one of our significant stockholders, Saints Capital Everest, L.P.; and,

•	an aggregate of 83,832 shares of Series H preferred stock and warrants to acquire an aggregate of 16,766 shares of Series H preferred stock purchased by one of our significant stockholders, Cerberus Partners, L.P.

Effective upon our initial public offering, all of our shares of preferred stock were converted into shares of common stock.

Series H Closings

In June 2010, we issued an aggregate of 1,075,831 shares of Series H preferred stock for a purchase price of approximately $6.51 per share and warrants to purchase an aggregate of 215,165 shares of our common stock at an exercise price of approximately $6.51 per share to investors in a private placement transaction, for aggregate gross proceeds of approximately $7.0 million. The securities purchased by investors in this private placement transaction included:

•	an aggregate of 398,196 shares of Series H preferred stock and warrants to acquire an aggregate of 79,639 shares of our common stock purchased by one of our significant stockholders, Cerberus Partners L.P. and its affiliates;

•	an aggregate of 384,222 shares of Series H preferred stock and warrants to acquire an aggregate of 76,844 shares of our common stock purchased by one of our significant stockholders, Brookside Capital Partners Fund, LP;

•	an aggregate of 31,438 shares of Series H preferred stock and warrants to acquire an aggregate of 6,287 shares of our common stock purchased by one of our significant stockholders, Group Outcome Investors I, LLC. Group Outcome Investors is also affiliated with Robert B. Stockman, our Chief Executive Officer;

•	an aggregate of 5,716 shares of Series H preferred stock and warrants to acquire an aggregate of 1,143 shares of our common stock purchased by one of our directors, Gordon E. Nye; and,

•	an aggregate of 17,147 shares of Series H preferred stock and warrants to acquire an aggregate of 3,430 shares of our common stock purchased by one of our significant stockholders, Saints Capital Everest, L.P.

Effective upon our initial public offering, all of our shares of preferred stock were converted into shares of common stock.

Amendments to Promissory Notes

In October 2010, we amended the terms of certain promissory notes previously issued to certain of our significant stockholders to provide for the automatic conversion of the principal and accrued interest outstanding under the notes into shares of our common stock effective upon our initial public offering. The significant stockholders who have entered into amendments include:

•	Domain Partners and its affiliates which converted an aggregate of approximately $6,623,648 of principal and accrued interest owed under existing promissory notes into 2,019,410 shares of our common stock upon the consummation our initial public offering.

•	Group Outcome Investors I, LLC which converted an aggregate of approximately $736,389 of principal and accrued interest owed under existing promissory notes into 224,508 shares of our common stock upon the consummation of our initial public offering. Group Outcome Investors is also affiliated with Robert B. Stockman, our Chief Executive Officer.

•	Saints Capital Everest, L.P. which converted that certain (i) Convertible Promissory Note dated as of March 4, 2009 in an original principal amount of $6,000,000, (ii) Convertible Promissory Note dated as of March 4, 2009, in an original principal amount of $5,000,000 and (iii) Convertible Promissory Note dated as of March 4, 2009, in an original principal amount of $4,000,000, or collectively, the Saints Notes, and aggregate accrued interest of approximately $5,528,053 on the Saints Notes, into an aggregate of 3,158,164 shares of our common stock upon the consummation of our initial public offering.

Amended and Restated Investor Rights Agreement

Effective upon our initial public offering, we entered into an amended and restated investor rights agreement with our former preferred stockholders, including our Chief Executive Officer, Robert B. Stockman; our director, Gordon E. Nye; and, our significant stockholders: Domain Partners, Saints Capital Everest, L.P., Cerberus, Brookside Capital Partners Fund, LP, Steinke Family, LLC and Group Outcome Investors I, LLC. Pursuant to the amended and restated investor rights agreement, the parties terminated various investor rights, covenants and restrictions set forth in the investor rights agreement. We continue to be obligated to provide customary demand, piggyback and Form S-3 registration rights to our former preferred stockholders with respect to the shares of our common stock issued to them upon conversion of our preferred stock upon the closing of our initial public offering.

Initial Public Offering

Certain of our directors, officers, and beneficial owners of five percent (5%) or more of our common stock purchased securities in our initial public offering, purchasing at the same issue price paid by all other investors in the initial public offering, as follows:

•	Medtronic, Inc., a beneficial owner of more than 5% of our common stock, purchased 9,570,000 CDIs, or the equivalent of 957,000 shares of our common stock, for an aggregate purchase price of approximately A$10,527,000.

•	Robert B. Stockman, our Chairman and Chief Executive Officer, purchased 200,000 CDIs, or the equivalent of 20,000 shares of our common stock, for an aggregate purchase price of A$220,000. In addition, Mr. Stockman shares voting power as trustee of the Kenneth Rainin Trust U/D/T Dated 3/26/1990, which purchased 2,454,545 CDIs, or the equivalent of 245,455 shares of our common stock, for an aggregate purchase price of approximately A$2,700,000.

•	Brookside Capital Trading Fund, an affiliate of Brookside Capital Partners Fund, a beneficial owner of more than 5% of our common stock, purchased 1,818,181 CDIs, or the equivalent of 181,818 shares of our common stock, for an aggregate purchase price of approximately A$2,000,000.

•	Saints Capital Everest, a beneficial owner of more than 5% of our common stock, purchased 909,091 CDIs, or the equivalent of 90,909 shares of our common stock, for an aggregate purchase price of approximately A$1,000,000.

•	Robert Thomas, our director, purchased 200,000 CDIs, or the equivalent of 20,000 shares of our common stock, for an aggregate purchase price of approximately A$220,000.

•	Anne Keating, our director, purchased 181,818 CDIs, or the equivalent of 18,182 shares of our common stock, for an aggregate purchase price of approximately A$200,000.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to these persons. We also intend to enter into these agreements with our future directors and executive officers. The indemnification agreements will provide, among other things, that subject to certain procedures and conditions, we will, to the fullest extent permitted by Delaware law, indemnify the directors and officers against all liabilities and expenses, actually or reasonably incurred by a director or officer in connection with the investigation, defense, settlement or appeal of a proceeding if, by reason of the indemnitee’s status as a director or officer, the indemnitee was or is a party or is threatened to be made a party to the proceeding. In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee, subject to certain conditions and exceptions, in connection with any proceeding covered by the indemnification agreements. The indemnification agreements also require us to maintain directors’ and officers’ liability insurance in a reasonable amount from established and reputable insurers.

ADDITIONAL INFORMATION

Stockholder Proposals for 2012 Annual Meeting

Stockholders interested in submitting a proposal for consideration at our 2012 Annual Meeting must do so by sending such proposal to our Corporate Secretary at REVA Medical, Inc., 5751 Copley Drive, Suite B, San Diego, CA 92111, U.S.A., Attention: Corporate Secretary. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2012 Annual Meeting is January 7, 2012 (U.S. Pacific Daylight Time). Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2012 annual meeting, any such stockholder proposal must be received by our Corporate Secretary on or before January 7, 2012 (U.S. Pacific Daylight Time), and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our amended and restated bylaws. Any stockholder proposal received after January 7, 2012 (U.S. Pacific Daylight Time) will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our amended and restated bylaws.

Our amended and restated bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days no more than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2012 annual meeting, such a proposal must be received by the Company on or after January 23, 2012 (U.S. Pacific Daylight Time) but no later than February 22, 2012 (U.S. Pacific Daylight Time). If the date of the 2012 annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2011 Annual Meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Householding of Annual Meeting Materials

We have adopted “householding,” a procedure approved by the SEC under which REVA stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement or Notice, as applicable, or a single notice addressed to those stockholders. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another REVA stockholder and wish to receive a separate copy of the applicable materials, you may do so by making a written or oral request to: REVA Medical, Inc., 5751 Copley Drive, Suite B, San Diego, CA 92111, U.S.A. Attention: Investor Relations; by calling, (858) 966-3010; or, by e-mailing to IR@revamedical.com. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at www.envisionreports.com/RVA.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By order of the Board of Directors,

/s/  Katrina L. Thompson
Katrina L. Thompson
Chief Financial Officer and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q, and 8-K. These materials can be found in the “Investors — SEC Filings” section of our website at www.revamedical.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary
REVA Medical, Inc.
5751 Copley Drive, Suite B
San Diego, California 92111, U.S.A.

. MMMMMMMMMMMM Admission Ticket MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) You can vote by Internet or telephone! ADD 1 Available 24 hours a day, 7 days a week! ADD 2 ADD 3 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. ADD 4 MMMMMMMMM ADD 5 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. ADD 6 Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 23, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/RVA • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2 and 3 and every year for Proposal 4. 1. To elect the two Class I directors named in the attached Proxy Statement to hold office for a term of three years: For Withhold + 01 — Brian H. Dovey 02 - Anne Keating For Against Abstain For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our 3. To provide an advisory vote regarding the compensation of independent registered public accounting firm for the fiscal the named executive officers for the fiscal year ended year ending December 31, 2011. 1 Yr 2 Yrs 3 Yrs Abstain December 31, 2010, as set forth in the Proxy Statement. 4. To vote, on an advisory basis, on the frequency of 5. To transact such other business as may properly come a stockholder vote on executive compensation. before the meeting or any adjournment or postponement of the meeting. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1 U P X 1 1 5 9 5 7 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01C38B

. 2011 Annual Meeting Admission Ticket 2011 Annual Meeting of REVA Medical, Inc. Stockholders 23 May 2011 at 10:30 am Australian Eastern Standard Time AGL Theatre in the Museum of Sydney Corner of Phillip and Bridge Streets Sydney, NSW 2000, Australia Upon arrival, please present this admission ticket and photo identification at the registration desk. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — REVA Medical, Inc. Notice of 2011 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — 23 May 2011 Australian Eastern Standard Time (which is May 22, 2011 U.S. Pacific Daylight Time) The 2011 Annual General Meeting (the “AGM” or “Annual Meeting”) of Stockholders of REVA Medical, Inc. will be held on 23 May 2011, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. on May 22, 2011 U.S. Pacific Daylight Time) at the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia for the items on the reverse side. Robert B. Stockman and Katrina L. Thompson, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of REVA Medical, Inc. to be held on 23 May 2011 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2 and 3 and every year for Proposal 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

*S000001Q01* 000001 000 RVA MR SAM SAMPLE FLAT 123 123 SAMPLE STREET THE SAMPLE HILL SAMPLE ESTATE SAMPLEVILLE VIC 3030 CDI Voting Instruction Form Lodge your vote: Online: www.investorvote.com.au By Mail: Computershare Investor Services Pty Limited GPO Box 242 Melbourne Victoria 3001 Australia Alternatively you can fax your form to (within Australia) 1800 783 447 (outside Australia) +61 3 9473 2555 For Intermediary Online subscribers only (custodians) www.intermediaryonline.com For all enquiries call: (within Australia) 1300 850 505 (outside Australia) +61 3 9415 4000 Vote online or view the annual report, 24 hours a day, 7 days a week: www.investorvote.com.au Your secure access information is: Cast your vote Control Number: 999999 Access the annual report SRN/HIN: I9999999999 PIN: 99999 Review and update your securityholding For your vote to be effective it must be received by 4:30 p.m. (Sydney time) Thursday 19 May 2011 How to Vote on Items of Business Ten (10) CHESS Depositary Interests (CDI’s) are equivalent to one share of Company Common Stock, so that every 10 (ten) CDI’s that you own at 10 April 2011 entitles you to one vote. You can vote by completing, signing and returning you CDI Voting Instruction Form. This form gives your voting instructions to CHESS Depositary Nominees Pty Ltd, which will vote the underlying shares on your behalf. You need to return the form no later than the time and date shown above to give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CHESS Depositary Interest votes and to vote on the underlying shares. Signing Instructions Individual: Where the holding is in one name, the securityholder must sign. Joint Holding: Where the holding is in more than one name, all of the securityholders should sign. Power of Attorney: If you have not already lodged the Power of Attorney with the Australian registry, please attach a certified photocopy of the Power of Attorney to this form when you return it. Companies: Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory. ie Sole Director, Sole Company Secretary or Director and Company Secretary. Delete titles as applicable. Comments & Questions: If you have any comments or questions for the company, please write them on a separate sheet of paper and return with this form. GO ONLINE TO VOTE or turn over to complete the form 916CR0_Sample_Proxy/000001/000001/i

MR SAM SAMPLE Change of address. If incorrect, FLAT 123 mark this box and make the 123 SAMPLE STREET correction in the space to the left. THE SAMPLE HILL Securityholders sponsored by a *I9999999999* SAMPLE ESTATE broker (reference number SAMPLEVILLE VIC 3030 commences with ’X’) should advise your broker of any changes. I 9999999999 I ND Please mark to indicate your directions CDI Voting Instruction Form CHESS Depositary Nominees will vote as directed Voting Instructions to CHESS Depositary Nominees Pty Ltd I/We being a holder of CHESS Depositary Interests of Reva Medical Inc. hereby direct CHESS Depositary Nominees Pty Ltd to vote the shares underlying my/our holding at the Annual General Meeting of Reva Medical Inc. to be held at the Theatre, Museum of Sydney, located at the corner of Bridge and Phillip Streets, Sydney NSW 2000 on Monday, 23 May 2011 at 10:30 a.m. (Sydney time) and at any adjournment of that meeting. By execution of this CDI Voting Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such business as may properly come before the meeting. PLEASE NOTE: If you mark the Abstain box for an item, you are directing CHESS Depositary Nominees Items of Business Pty Ltd not to vote on your behalf on a show of hands or a poll and your votes will not be counted in ORDINARY BUSINESS computing the required majority. 1. Election of the two Class I directors named in this Proxy Statement to hold office for a term of three years. Brian H. Dovey For Withheld Anne Keating For Withheld For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. 3. Advisory vote on the compensation awarded to the named executive officers for the fiscal year ended December 31, 2010, as set forth in the Proxy Statement. 1Yr 2Yrs 3Yrs Abstain 4. Advisory vote on the frequency of a stockholder vote on executive compensation. If you do not mark either the ‘For’, ‘Against’, ‘Withheld’ or ‘Abstain’ box (as appropriate) your vote will not be counted. Signature of Securityholder(s) This section must be completed. Individual or Securityholder 1 Securityholder 2 Securityholder 3 Sole Director and Sole Company Secretary Director Director/Company Secretary Contact Contact Name Daytime Telephone Date / / RVA 999999A